Exhibit 4.14

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of September 19, 2013, by Armstrong Logistics Services, LLC, a Kentucky limited liability company (the “New Guarantor”).

Background

Reference is made to (i) the Credit Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Credit Agreement”) by and among Armstrong Energy, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders party thereto (in such capacity, the “Administrative Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Guaranty”) of Guarantors issued to the Lenders and the Administrative Agent, (iii) the Regulated Substances Certificate and Indemnity Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Indemnity”) of the Borrower and the Guarantors party thereto to the Lenders and the Administrative Agent, (iv) the Intercompany Subordination Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Intercompany Subordination Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (v) the Pledge Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Pledge Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vi) the Security Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Security Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vii) the Patent, Trademark and Copyright Security Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “PTC Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent and (viii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, or amended.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect benefits received by New Guarantor as a result of becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor under the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the Payment In Full, New Guarantor has assumed the joint and several obligations of a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor” under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to New Guarantor as a Guarantor is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, PTC Agreement, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with the Guarantor Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures]:

Updated Schedules to Credit Agreement and to other applicable Loan Documents. [Note: updates to schedules do not cure any breach of warranties].

Schedule No. and Description	Delivered	Not Delivered

Schedule 1.1(R) - Real Property (if applicable)	☒	☐

Schedule 6.1.1 - Qualifications To Do Business	☐	☒

Schedule 6.1.2 - Subsidiaries	☒	☐

Schedule 6.1.14 - Insurance (if applicable)	☐	☒

Opinion of Counsel (Schedule 7.1.1)	☒	☐

Any other Schedules to Credit Agreement and to any other applicable Loan Documents that necessitate updates after giving effect to this Guarantor Joinder and Assumption Agreement	☒	☐

2

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement.

This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE TO GUARANTOR JOINDER]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that it constitute a sealed instrument.

ARMSTRONG LOGISTICS SERVICES, LLC

By:	/s/ J. Richard Gist
Name:	J. Richard Gist
Title:	Authorized Person

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James O’Brien
Name:	James O’Brien
Title:	Assistant Vice President

Schedule 1.1(R)

Real Property

ALCOA

(Webster and Union County)

I. Lessee - Coal/Surface Mining Rights: Armstrong Coal Company, Inc.: (i) #6 seam of coal; (ii) all coal lying above #6; and (iii) right to enter in, on and under the real estate to mine and remove coal via underground mining, all of which being 20,000 acres of coal and 1,500 acres of surface (per Coal Mining Lease from Alcoa Fuels, Inc., dated October 27, 2010, a short form of which is of record in Miscellaneous Book 151, Page 260, in the Office of the Clerk of Webster County, Kentucky and in Deed Book 343, Page 20, in the Office of the Clerk of Union County, Kentucky).

ADDITIONAL INTERESTS ACQUIRED IN UNION COUNTY

Deed from James V. Orsburn and Margaret B. Orsburn to Armstrong Coal Company Inc., dated July 15, 2011 and of record in Deed Book 345, Page 104, in the Office of the Union County Clerk.

Right of Way Easement Agreement between Sara McCaskey and Armstrong Coal Company Inc., dated July 25, 2011 and of record in Deed Book 345, Page 222 in the Office of the Union County Clerk.

Corporation Special Warranty Deed to Armstrong Coal Company, Inc. from Midwest Coal Reserves of Kentucky, LLC, dated December 29, 2011, recorded in Deed Book 347, page 354 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Midwest Coal Reserves of Kentucky, LLC, including leased coal and an option to lease additional property, to Armstrong Coal Company, Inc., dated December 29, 2011, a short form of which is of record in Deed Book 347, Page 375 in the Office of the Union County Clerk.

Coal Mining Lease from Emogene S. Martin to Armstrong Coal Company, Inc., dated June 27, 2011, a short form of which is of record in Deed Book 344, Page 738 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Richard I. Carrier to Armstrong Coal Company, Inc., dated August 11, 2011, a short form of which is of record in Deed Book 346, Page 114 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Richard I. Carrier to Armstrong Coal Company, Inc., dated August 11, 2011, a short form of which is of record in Deed Book 346, Page 118 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Donald L. Yarber and Shirley J. Yarber to Armstrong Coal Company, Inc., dated September 8, 2011, a short form of which is of record in Deed Book 346, Page 123 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Darron H. Kelley and Martha J. Kelley to Armstrong Coal Company, Inc., dated July 14, 2011, a short form of which is of record in Deed Book 345, Page 230 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Patty Peacock and Gary Peacock to Armstrong Coal Company, Inc., dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 128 in the Office of the Union County Clerk.

Coal Mining Lease from Charles W. Proctor a/k/a Chuck Proctor to Armstrong Coal Company, Inc., dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 133 in the Office of the Union County Clerk.

Coal Mining Lease from Kathy Proctor a/k/a Kathy Uebel to Armstrong Coal Company, Inc. dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 472 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Norman Ray Potts and Roma H. Potts to Armstrong Coal Company, Inc. dated October 24, 2011, a short form of which is of record in Deed Book 349, Page 178 in the Office of the Union County Clerk.

Unrecorded Underground Coal Mining Lease from Peggy Potts Neeley and Jimmy C. Neeley to Armstrong Coal Company, Inc. dated October 27, 2011.

Unrecorded Underground Mining Lease from Lillian Potts to Armstrong Coal Company, Inc., dated October 27, 2011.

Underground Coal Mining Lease from Stan W. Johnson and Barbara A. Johnson to Armstrong Coal Company, Inc. dated October 28, 2011, a short form of which is of record in Deed Book 348, Page 247, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Cora Lee Goodman a/k/a Cora Lee Howard to Armstrong Coal Company, Inc. dated November 29, 2011, a short form of which is of record in Deed Book 348, Page 508, in the Office of the Union County Clerk.

Coal Mining Lease from James M. Brown a/k/a Mike Brown to Armstrong Coal Company, Inc. dated December 16, 2011, a short form of which is of record in Deed Book 347, Page 746 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Nell Gregory to Armstrong Coal Company, Inc. dated December 29, 2011, a short form of which is of record in Deed Book 348, Page 9 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Bordley Church of Christ to Armstrong Coal Company, Inc. dated January 9, 2012, a short form of which is of record in Deed Book 347, Page 738, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Thomas Allen Willett to Armstrong Coal Company, Inc. dated January 9, 2012, a short form of which is of record in Deed Book 347, Page 742, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Dorothy Russell to Armstrong Coal Company, Inc. dated January 3, 2012, a short form of which is of record in Deed Book 348, Page 83, in the Office of the Union County Clerk.

Deed from Harry L. Cowan and Jo Ann Cowan dated March 16, 2012, and of record in Deed Book 348, Page 402 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Dorothy F. Willett, Laura W. Wilson, and Marvin Lee Wilson to Armstrong Coal Company, Inc. dated October 4, 2011, a short form of which is of record in Deed Book 349, Page 183 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Morris D. Kelley Jr. and Mandy B. Kelley to Armstrong Coal Company, Inc. dated March 22, 2012, a short form of which is of record in Deed Book 351, Page 131, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Katherine Felice Photopulos and Todd Photopulos to Armstrong Coal Company, Inc. dated May 2, 2012, a short form of which is of record in Deed Book 351, Page 309, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Thomas Allen Willett to Armstrong Coal Company, Inc. dated July 11, 2012, a short form of which is of record in Deed Book 351, Page 127, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Jennie L. Ellis, Glendle G. Ellis, Sr., and Jennie L. Ellis, as guardian for her sister, Jane Jenkins, to Armstrong Coal Company, Inc. dated October 1, 2012, a short form of which is of record in Deed Book 351, Page 315, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Margaret Joyce Beard, unmarried, to Armstrong Coal Company, Inc. dated August 21, 2012, a short form of which is of record in Deed Book 351, Page 204, in the Office of the Union County Clerk.

Underground Coal Mining Lease from LTC James Vernon Cole and Heike Cole, individually and as husband and wife, to Armstrong Coal Company, Inc., dated January 28, 2013, a short form of which is of record in Deed Book 353, Page 721, in the Office of the Union County Clerk.

Coal Mining Lease from Emogene S. Martin, a widow, to Armstrong Coal Company, Inc., dated January 28, 2013, a short form of which is of record in Deed Book 353, Page 575, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Karren Sue King to Armstrong Coal Company, Inc., dated March 14, 2013, a short form of which is of record in Deed Book 353, Page 571, in the Office of the Union County Clerk.

Amended and Restated Underground Coal Mining Lease from Diamond Mineral Group, LLC to Armstrong Coal Company, Inc., dated March 28, 2013, a short form of which is of record in Deed Book 355, Page 386, in the Office of the Union County Clerk.

Deed from Sara McCaskey to Armstrong Coal Company, Inc. dated March 31, 2013, of record in Deed Book 353, Page 567 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Mary Nelle White, an unmarried widow; Richard White and his wife Janet White; Robert S. White and his wife Marie White; Walter Reed White and his wife Andrea White; and John Ryan White and his wife Brooke White to Armstrong Coal Company, Inc. dated April 22, 2013, a short form of which is of record in Deed Book 354, Page 562, in the Office of the Union County Clerk.

Underground Coal Mining Lease from William W. Lista and his wife Lynn M. Lista to Armstrong Coal Company, Inc. dated June 4, 2013, a short form of which is of record in Deed Book 354, Page 557, in the Office of the Union County Clerk.

Right of Way Agreement dated April 23, 2013 by and between Nancy Prenzno and Armstrong Coal Company, Inc., a memorandum of which is of record in Deed Book 354, Page 79 in the Office of the Union County Clerk.

Special Warranty Deed from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc. dated April 26, 2013, of record in Deed Book 353, Page 726 in the Office of the Union County Clerk.

Quitclaim Deed from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc. dated April 26, 2013, of record in Deed Book 353, Page 730 in the Office of the Union County Clerk.

Special Warranty Deed from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc. dated April 26, 2013, of record in Deed Book 353, Page 734 in the Office of the Union County Clerk.

Deed from David P. Brown and Angela C. Brown, his wife; Dennie Alan Brown and Robin T. Brown, his wife; and Landon Brown and Ashley W. Brown, his wife, d/b/a Brown’s Ramsey Creek Farm to Armstrong Coal Company, Inc. dated April 30, 2013, of record in Deed Book 354, Page 87 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Core Lee Goodman a/k/a Cora Lee Howard, an unmarried widow, to Armstrong Coal Company, Inc. dated July 31, 2013, a short form of which is of record in Deed Book 355, Page 488 in the Office of the Union County Clerk.

Deed dated September 13, 2013 from Ray Wells and Barbara Wells, husband and wife, and Roger Wells and Cindy Wells, husband and wife, to Armstrong Coal Company, Inc. dated September 13, 2013, of record in Deed Book 355, Page 520 in the Office of the Union County Clerk.

ADDITIONAL INTERESTS ACQUIRED IN WEBSTER COUNTY

Special Warranty Deed dated April 26, 2013 from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc., of record in Deed Book 285, Page 176 in the Office of the Webster County Clerk.

Quitclaim Deed dated April 26, 2013 from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc., of record in Deed Book 285, Page 180 in the Office of the Webster County Clerk.

Special Warranty Deed dated April 26, 2013 from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc., of record in Deed Book 285, Page 184 in the Office of the Webster County Clerk.

Special Warranty Deed dated April 26, 2013 from Alcoa Fuels, Inc. to Armstrong Coal Company, Inc., of record in Deed Book 285, Page 229 in the Office of the Webster County Clerk.

ARMSTRONG DOCK (a/k/a Smallhouse Dock)

(Ohio County)

I. Owner - Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 873 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed to Western Land Company, LLC from Point Pleasant Dock Company, LLC, Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated December 27, 2006, recorded in DB 365, p. 375).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Surface Property Lease from the above-referenced owner dated January 1, 2007, a short form of which is of record in Deed Book 388, Page 270, in the Office of the Ohio County Clerk.

BIG RUN - EAST FORK (KRONOS/WARDEN) -

LEWIS CREEK - MIDWAY (PART)

(Ohio County)

I. Owners - Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 505 acres in Big Run Underground Area; (ii) 1,354 acres in Lewis Creek Surface Area; (iii) 156.0 acres in East Fork - Kronos Surface Area; and (iv) 112 acres and an undivided 9/10th interest in an additional 87 acres in East Fork - Warden #14 Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 283, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 240, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 8,289 acres of #9 seam coal only, and partial interest in additional 413 acres of #9 seam coal, all in Big Run #9 Underground Area; (ii) 1,495 acres and a partial interest in an additional 159 acres of all coal lying above #9 seam in Lewis Creek Area; (iii) 484 acres of coal lying above #9 seam in East Fork - Kronos area; (iv) 174 acres of coal lying above #9 seam in East Fork Warden #14 Area; and (v) 6,575 acres and a partial interest in an additional 413 acres of #8 seam coal in Midway #8 Underground Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 283, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 240, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in Deed Book 388, p. 345.

CASEYVILLE DOCK

(Union County)

I. Lessee: Armstrong Logistics Services, LLC: surface rights and related surface facilities known as the Caseyville Dock, located adjacent to the Ohio River near mile marker 872 near Caseyville in Union County, Kentucky (per Dock Lease between Alcoa Fuels, Inc., as Lessor, Armstrong Logistics Services, LLC, as Lessee, and Armstrong Energy, Inc., as Guarantor dated February 7, 2013, a short form of which is of record in Deed Book     , Page     , in the Office of the Union County Clerk).

CENTERTOWN (a/k/a Austin Shop & Acreage)

(Ohio County)

I. Owner: Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 208.04 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Land Company, LLC, dated October 19, 2007, recorded in DB 371, p. 28), LESS AND EXCEPT approx. 1 acre conveyed to City of Centertown by Deed dated December 12, 2008, of record in Deed Book 380, Page 233; and approx. 35 acres conveyed to Joseph Michael Roe and Sara Kelly Roe by unrecorded Deed dated April 4, 2008, to be recorded.

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 388, p. 408.

ELK CREEK

(Ohio County)

I. Owner - Surface/Coal: Ceralvo Holdings, LLC: (i) 415 acres of surface and surface and coal mining rights appurtenant thereto; (ii) entire interest in 18,153.5 acres of #9 seam coal; and (ii) partial interest in 673.5 acres #9 coal (per Deed from Cypress Creek Land Resources, LLC & Cyprus Creek Land Company, dated March 31, 2008, recorded in DB 373, p. 262).

II. Lessee - Coal: Ceralvo Holdings, LLC: #9 coal seam under 401.5 acres which is leased by Assignor pursuant to “Danks/Ray Coal Lease” dated August 25, 1972 and recorded in DB 200, p. 215 (per Assignment and Assumption of Mineral Leasehold Estate (Danks and Ray #9 Only) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 199).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner and lessee dated February 9, 2011, a short form of which is recorded in DB 388, p. 421.

EQUALITY BOOT

(Ohio County)

I. Owners - Surface/Facilities/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,163 acres of surface, surface facilities and surface and coal mining rights; and all oil and gas interest aforesaid surface tract (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 469, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 220, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,923 acres owned coal and undivided  1⁄2 interest in 225 acres in surface mineable coal lying above #9 seam and all coal and coal mining rights associated therewith (except for all coal below the top of #9 seam); and (ii) all oil and gas interest aforesaid coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 469, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 220, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 388, p. 496.

FISH & WILDLIFE

(Ohio County)

I. Owner - Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 3,000 acres in Ohio County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC (“Central States”) and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 360).

II. Owners - Surface/Coal/Oil, Gas & Other Minerals: Western Diamond LLC and Western Mineral Development, LLC: all coal, oil, gas, other minerals and surface property owned, leased or otherwise held and controlled by Central States and Beaver Dam Coal Company located in Ohio County, Kentucky which Central States and/or Beaver Dam Coal Company acquired pursuant to specifically listed source deeds, subject to (i) prior selloffs to the Department of Fish & Wildlife Resources; and (ii) the remaining 4,000 acres of surface mining operations reserved by Central States and Beaver Dam Coal Company for their operations in Muhlenberg County (per Deed from Central States and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 369, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 1, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 197, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 23.

JACOB’S CREEK - SUNNYSIDE (Part) - HILLSIDE -

CYPRESS CREEK - NELSON CREEK “B”

(Muhlenberg County)

I. Owners - Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 197 acres surface and surface and coal mining rights in the Jacob’s Creek/Drakesboro Area; and (ii) 399 acres surface and surface and coal mining rights in the Sunnyside Area (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 489, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 745, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 3,311 acres of all seams of owned coal in Jacob’s Creek/Drakesboro Area; (ii) 836 acres of owned coal lying below #9 seam in Jacob’s Creek/Drakesboro Area; (iii) 333 acres of owned coal in Hillside Area; (iv) 107 acres owned coal lying above #9 seam in Cypress Creek Coal Area; (v) 212 acres owned coal lying above #9 seam in Nelson Creek “B” Area; and (vi) 399 acres owned coal above #9 seam and a partial interest in an additional 2,142 acres of coal above #9 seam, all in Sunnyside Area (per Deed from Central States Coal Reserves of Kentucky, LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 489, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 745, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Owner - Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 1,828 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 344).

IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 551, p. 23.

McHENRY RAILROAD SPUR AND CHURCH OF GOD PROPERTY

(Ohio County)

I. Owners - Fee Simple: Western Land Company, LLC and Western Diamond LLC: fee simple interest into real property referred to as the McHenry Railroad Spur (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated May 31, 2007, recorded in DB 368, p. 106).

II. Owner - Fee Simple: Western Land Company, LLC: Property on the old Hartford and Rockport Road about two miles west of McHenry (per Deed from Church of God of Prophecy, dated February 14, 2008, recorded in Deed Book 372, Page 660).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 50.

NELSON CREEK (PART) - SUNNYSIDE (PART)

(Muhlenberg County)

I. Lessees - Coal: Western Diamond LLC and Western Mineral Development, LLC: 358 acres of coal above #9 seam in Rogers Nelson Creek “B” Area which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC, dated May 31, 2007, recorded in DB 528, p. 320, Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 559, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 782, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

II. Lessees - Coal: Western Diamond LLC and Western Mineral Development, LLC: undivided  1⁄2 interest in 2,142 acres of coal lying above #9 seam in the Sunnyside (“Duncan”) Area, which is leased by Assignor pursuant to an Indenture dated June 10, 1967 from Kentucky Trust Company of Louisville, Trustee, as lessor, and Sentry Royalty Company as lessee, recorded in DB 258, p. 488 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 330, Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 562, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 788, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 551, p. 565, as amended by the Amendment to Short Form of Coal Mining Sublease, a copy of which is recorded in DB 555, p. 426.

PARKWAY (Part)

(Muhlenberg County)

I. Owners - Surface/Facilities/Mining Rights/Oil & Gas: Western Land Company, LLC: (i) 661.54 acres of surface, surface facilities, and surface and coal mining rights; and (ii) any oil and gas underlying any of the surface tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 586, and Quitclaim Deed from Western Mineral Development, LLC to Western Land Company, LLC dated March 30, 2012, recorded in DB 557, p. 692).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 298 acres of #9 seam coal (except for coal lying above and below #9 seam); and (ii) any oil and gas underlying any of the coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505 and Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 586, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 713, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Lessees - Coal: Western Land Company, LLC and Western Mineral Development, LLC: deep #9 coal south of Western Kentucky Parkway which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate (Deep #9 Coal) from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 523, as amended and restated by instrument dated April 17, 2007 and recorded in DB 527, p. 186 and Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 604, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 779, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 551, p. 607.

V. Lessee - Coal: Armstrong Coal Company, Inc.: portions of Kentucky #9 Coal only tracts lying south of the south right-of-way boundary of the Wendell Ford Parkway (per Correction Coal Mining Lease (Kentucky #9 Coal) from Cyprus Creek Land Resources, LLC, dated July 25, 2011, a short form of which is of record in Deed Book 554, Page 9 in the Office of the Muhlenberg County Clerk).

December 2011 Peabody Acquisition

VI. Owner - Coal/Mining Rights: Armstrong Coal Company, Inc.: two tracts of the Kentucky Number 9 seam of coal only together with the Kentucky Number 9 coal mining rights and privileges only (per Corporation Special Warranty Deed from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc. dated December 29, 2011 and of record in Deed Book 556, Page 412 in the Office of the Muhlenberg County Clerk).

VII. Lessee - Coal: Armstrong Coal Company, Inc: portion of the #9 vein or seam of coal lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Lease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 436 in the Office of the Muhlenberg County Clerk).

VIII. Sublessee - Coal: Armstrong Coal Company, Inc.: portion of the #9 vein or seam of coal known as Rogers Coal, lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Sublease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 421 in the Office of the Muhlenberg County Clerk).

IX. Lessee and Sublessee - Coal: Armstrong Coal Company, Inc.: that portion of the #9 vein or seam of coal lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Lease and Sublease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 428 in the Office of the Muhlenberg County Clerk).

ROCKPORT (Part)

(Ohio County)

I. Owner - Coal: Western Diamond LLC: (i) #8 seam of coal; and (ii) two tracts of all seams of coal lying above #9 seam (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated October 19, 2007, recorded in DB 371, p. 40).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 387, p. 788.

ROCKPORT (Part) - LEWIS CREEK (Part)

(Ohio County)

I. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: all #9 seam of coal (no acreage specified) (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 393, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 83, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 181, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Surface/Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: 256 acres of surface, surface facilities and coal mining rights (per Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 403, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 83, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 181, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 99.

TERTELING LEASE AND HIGHVIEW

(Ohio County)

I. Owner - Surface/Facilities/Coal Mining Rights (Highview): Western Diamond LLC: 179.5 acres of surface, surface facilities and coal mining rights (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 414).

II. Lessee - Coal/Surface: Western Diamond LLC: all coal and coal mining rights and privileges and surface and other interests in property Lying east of Bull Run and west of Kentucky Highway 269 which is leased by Assignor pursuant to “Terteling” lease dated May 10, 1957, a short form of which is recorded in DB 133, p. 9 (per Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 428).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 388, p. 61.

VOGUE - SUNNYSIDE (Part) - GAME PRESERVE - PARADISE #9

(Muhlenberg County)

I. Owners - Surface/Coal Mining Rights/Oil & Gas: (i) Western Land Company, LLC and Western Mineral Development, LLC: 1,732 acres and an undivided 50% interest in an additional 1,376 acres in the Vogue - Pond River Levee & Earles Areas, including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191); and (ii) Western Land Company, LLC: 4,782 acres in Gibralter Surface Area (Sunnyside) (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, and Quitclaim Deed from Western Mineral Development, LLC to Western Land Company, LLC dated March 30, 2012, recorded in DB 557, p. 701), LESS AND EXCEPT so much thereof conveyed to Western Leasing, Inc. by Quitclaim Deed dated January 25, 2010, of record in Deed Book 546, Page 279, in the office of the Clerk of Muhlenberg County, Kentucky.

II. Owners - Surface Mining Operations/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: 50 acres of surface mining operations and access rights, coal mining rights and privileges, including all oil and gas and other minerals, all regarding Paradise #9 (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,854 acres of #9 seam coal and all seams of coal above #9 seam in the Vogue - Pond River Levee & Earles Areas; (ii) 548 acres of #9 seam coal and all coal above #9 seam in the Game Preserve B & C Area; (iii) 803 acres of all #9 seam coal regarding Paradise #9; and (iv) all oil and gas and other minerals underlying said coal tracts and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special

Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

IV. Sub-Lessees - Surface/Coal: Western Land Company, LLC and Western Mineral Development, LLC: an undivided  1⁄2 interest in (i) 1,003 acres of leased surface; and (ii) 2,781 acres of #9, #11, #12, #13 and #14 seam coal, which is leased by Assignor pursuant to “Martin” lease dated August 19, 1958, recorded in DB 254, p. 349 (per Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 161, Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 676, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 785, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

V. Owner - Easement for Surface Mining: Western Land Company, LLC: easement to conduct surface mining on 50 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 153).

VI. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 551, p. 679.

WARDEN (Part)

(Ohio County)

I. Lessee - Surface/Coal: Ceralvo Holdings, LLC: all leased surface and #9 and #14 coal seams and the surface and coal mining rights appurtenant thereto which is leased by Assignor pursuant to “Carter/Harrel Heirs Lease” dated May 21, 1977, a short form of which is recorded in DB 223, p. 833 (per Assignment and Assumption of Coal Lease Agreement (Carter/Harrel Heirs (Warden Area) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 210).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced lessee dated February 9, 2011, a short form of which is recorded in DB 388, p. 254.

WEST FORK - MIDWAY (Part) - BEN’S LICK - CENTRAL GROVE

MCHENRY - ROCKPORT (Part) - KEN WYE

(Ohio County)

I. Owners - Surface/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 4,999 acres and an undivided 95% interest in an additional 21 acres in West Fork and Midway; (ii) 691 acres in Ben’s Lick and Central Grove Church Areas; (iii) 2,041 acres and an undivided 2/3 interest in an additional 116 acres in the area south of Ky. Hwy 62, north of Western Kentucky Parkway and west of U.S. Hwy. 231 (“3 Highways”) (McHenry Area and part of Rockport Area); (iv) 512 acres in Ken Wye Surface Area; and (v) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (except regarding the Ken Wye Surface Area) (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 118, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 116, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 6,575 acres and a partial interest in an additional 413 acres of coal above #9 seam in the West Fork and Midway Areas; (ii) 865 acres of all coal owned in Ben’s Lick and Central Grove Church Area; (iii) 4,347 acres and an undivided 2/3 interest in an additional 116 acres of all coal owned in 3 Highways (McHenry/pt. Rockport) Area; and (iv) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 118, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 116, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 183.

ADDITIONAL INTERESTS

Surface Lease from Lyman P. and Joyce M. Barnes and Jerry Carson and Zexia Barnes Bishop to Armstrong Coal Company, Inc., a Delaware corporation, dated February 14, 2008, a short form of which is of record in Deed Book 372, Page 582, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Daniel Bell and Melissa Bell (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated July 8, 2010, of record in Deed Book 385, Page 57, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Richard Lee Brown and Doris A. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 167, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 279, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 282, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Edgar H. Duncan and Bernice H. Duncan (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 8, 2010, Deed Book 383, Page 225, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Anna Laura Dortch (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 13, 2010, of record in Deed Book 386, Page 349, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Delois Jane Geary (unm.) and Mary Etta Hurst, formerly Mary Etta Geary, and Ronald Hurst (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 514, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Glendale James and Wanda James (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated September 12, 2010, of record in Deed Book 386, Page 286, in the Office of the Clerk of Ohio County, Kentucky.

General Warranty Deed from Charles and Brenda Jarvis (husband and wife), Leon and Cathy Hardison (husband and wife) and Ronald and Martha Dame (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 510, in the Office of the Clerk of Ohio County, Kentucky.

Quitclaim Deed from CSX Transportation, Inc., a Virginia corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated December 8, 2009, of record in Deed Book 382, Page 155, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kathy Ann Shelton and William Todd Shelton (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 162, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Dennis and Deborah Farris (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a short form of which is of record in Lease Book 189, Page 212, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Bradford and Miranda Luppino (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 12, 2010, a short form of which is of record in Deed Book 386, Page 698, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Young Manufacturing Company, Inc. to Armstrong Coal Company, Inc., a Delaware corporation, dated August 30, 2010, a short form of which is of record in Deed Book 385, Page 689, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Randal Schultz (unm.), Sandra G. Schultz (widow), Kenneth Schultz and Patricia Schultz (husband and wife) and Tammy Gaddis (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 24, 2008, of record in Deed Book 377, Page 134, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Agnes Tanner and Forrest Tanner (wife and husband), Wendell Lynch (unm.), Donald Stone and Toni Stone (husband and wife), Robert Stone (unm.), E. T. Jones and Ann Jones (husband and wife), Dorothy Cook and Robert Cook (wife and husband), Iven Jones (unm.), Wilbur Jones and Phyllis Jones (husband and wife), Jerry Jones and Vadis Jones (husband and wife), David Jones and Janis Jones (husband and wife), Earl Jones and Mary Jones (husband and wife), Carroll Jones and Peggy Jones (husband and wife), Paul Jones and Cherie Jones (husband and wife), Janice Ziemba (unm.), Patricia Faye Cundiff and David Cundiff (wife and husband), Pearlie Arnold (widow), Charles W. Lynch and Margaret Lynch (husband and wife) and William Ray Lynch (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 23, 2008, of record in Deed Book 376, Page 395, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Norman Spring and Charline Spring (husband and wife) and Tammy Harris and Keith Harris (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 630, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Nina A. Schultz (widow), Monica Fay LeCompte and James Michael LeCompte (wife and husband), Glenn T. Schultz, Jr. and Brenda Schultz (husband and wife), Karla Kristianna Canan (unm.), Sharon Smitha (unm.) and Charles E. Schultz and Angela Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 633, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Maxie E. Schultz and Charlotte Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 639, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Betty R. Craig Trust to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 580, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Bertha S. Grider (widow), Joe Brent Grider, Jr., Jessica Gwenlyn, Amanda Westerfield, and Joe Brent Grider to Armstrong Coal Company, Inc., a Delaware corporation, dated March 17, 2008, a memorandum of which is of record in Deed Book 373, Page 490, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 434, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership II, an Illinois limited partnership, and Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 439, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 429, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Joseph L. Ralph and Rose A. Ralph (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a memorandum of which is of record in Lease Book 189, Page 207, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Joe Michael Barnard and Kristina M. Barnard (husband and wife), Richard L. Hocker (unm.), John W. Hocker and Janet R. Hocker (husband and wife) and Ruth Ann Hocker Szymanski and Conrad Szymanski (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated August 3, 2010, a memorandum of which is of record in Deed Book 385, Page 338, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Hazel Birchwell (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated February 22, 2010, a memorandum of which is of record in Deed Book 383, Page 198, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Mark Little and Janis Little to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 576, in the Office of the Clerk of Ohio County, Kentucky.

Special Warranty Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated June 19, 2009, of record in Deed Book 381, Page 467, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Angela Danielle Jones and David C. Jones, Felicia Leigh-Ann Hughes and Pamela Gabrielle Fowler, to Armstrong Coal Company, Inc., dated March 7, 2008, to be recorded.

Roadway Lease by Cloyd R. Mellot to Armstrong Coal Company, Inc., dated January 1, 2009, a Short Form of which is of record in Miscellaneous Book 68, Page 406, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Dennis H. Woods and Brenda Woods and Damien L. Brown and Deborah Brown to Armstrong Coal Company, Inc., dated effective as of October 2, 2008, a short form of which is of record in Deed Book 388, Page 522, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from James Jones and Lola Jones to Armstrong Coal Company, Inc., dated May 14, 2010, a short form of which is of record in Lease Book 189, Page 202, as amended by instrument of record in Deed Book 387, Page 649, both, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Daisy Curtis Scroggins to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 388, Page 595, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Sue Hughes Bartlett to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 387, Page 752, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Gerald Wayne Powers and Linda Powers to Armstrong Coal Company, Inc., dated December 3, 2009, a short form of which is of record in Deed Book 387, Page 637, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Michelle L. Queen to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 631, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from William Todd Paul to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 388, Page 691, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from William A. Holladay to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 708, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from John Brown, Jr. and Patricia Brown to Armstrong Coal Company, Inc., dated January 2, 2008, a short form of which is of record in Deed Book 387, Page 643, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Noel D. Cavendar, Rhonda D. Cavender, Cheryl Ann Lacefield and Garry Dale Lacefield, to Armstrong Coal Company, Inc., dated April 13, 2009, a short form of which is of record in Deed Book 387, Page 625, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Glenn W. Danks, Ronald A. Danks, Clyde Richard Danks, Kelly Richard Danks, Phillip Andrew Danks, Michael Edgar Danks and Melissa Ann Danks Sandberg to Armstrong Coal Company, Inc., dated April 15, 2010, a short form of which is of record in Deed Book 387, Page 652, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Bertha S. Grider, Carolyn M. Casteel, Parent and Agent of and for Katlin M. Grider and John M. Grider, minors, and Timothy Casteel to Armstrong Coal Company, Inc., dated March 18, 2009, a memorandum of which is of record in Deed Book 387, Page 738, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Timothy and Mary Stenberg to Armstrong Coal Company, Inc., dated June 1, 2010, a short form of which is of record in Deed Book 387, Page 618, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Warren C. Roe, Josephine Roe, Joseph Michel Roe and Sara Kelly Roe to Armstrong Coal Company, Inc., dated March 7, 2008, a memorandum of which is of record in Deed Book 387, Page 743, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease by Cyprus Creek Land Company, LLC and Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated as of February 1, 2010, a short form of which is of record in Deed Book 387, Page 714, in the Office of the Clerk of Ohio County, Kentucky.

Corporation Special Warranty Deed from Cyprus Creek Land Company to Armstrong Coal Company, Inc., dated March 3, 2011, of record in Deed Book 389, Page 776, in the Office of the Clerk of Ohio County, Kentucky.

Corporation Special Warranty Deed from Cyprus Creek Land Company to Armstrong Coal Company, Inc., dated March 3, 2011, of record in Deed Book 389, Page 781, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Minda G. Pearson to Armstrong Coal Company, Inc., dated April 1, 2011, of record in Deed Book 389, Page 265, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Minda G. Pearson to Armstrong Coal Company, Inc., dated April 1, 2011, of record in Deed Book 389, Page 268, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kathy Ann Shelton and William Todd Shelton, husband and wife, to Armstrong Coal Company, Inc., dated May 27, 2011, of record in Deed Book 390, Page 427, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Garry Franklin Igleheart and Janie Igleheart, husband and wife, and Joel Render Igleheart and Phyllis Igleheart, husband and wife, dated July 8, 2011 and of record in Deed Book 390, Page 615 in the Office of the Ohio County Clerk.

Deed from Rexford F. Igleheart, a single man, Garry Franklin Igleheart and Janie Igleheart, husband and wife, and Joel Render Igleheart and Phyllis Igleheart, husband and wife, dated July 8, 2011 and of record in Deed Book 390, Page 610 in the Office of the Ohio County Clerk.

Deed from Casey Barnes, Barry Barnes and Alta Barnes, to Armstrong Coal Company, Inc., dated August 22, 2011, of record in Deed Book 391, Page 145, in the Office of the Ohio County Clerk.

Easement Agreement between Big Rivers Electric Corporation and Armstrong Coal Company, Inc., dated September 14, 2011 and of record in Deed Book 391, Page 436 in the Office of the Ohio County Clerk.

Deed from Ben Hammons and Tana Hammons, husband and wife, to Armstrong Coal Company, Inc., dated September 9, 2011 and of record in Deed Book 391, Page 320, in the Office of the Ohio County Clerk.

Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., dated December 13, 2011 and of record in Deed Book 393, Page 36, in the Office of the Ohio County Clerk LESS AND EXCEPT that part of Tract 38 conveyed to Kentucky Utilities Company by deed dated December 10, 2012, of record in Deed Book 397, Page 668, in the office of the Ohio County Clerk.

Deed from Roland C. Smith and Golda Mae Smith, husband and wife, to Armstrong Coal Company, Inc. dated January 12, 2012, of record in Deed Book 393, Page 100, in the Office of the Ohio County Clerk.

Coal Mining Lease from Dennie Lee Grider and Shelia Curtis Grider to Armstrong Coal Company, Inc. dated February 14, 2012, a short form of which is of record in Deed Book 396, Page 732, in the Office of the Ohio County Clerk.

Coal Mining Lease from Dennie Lee Grider and Shelia Curtis Grider to Armstrong Coal Company, Inc. dated April 6, 2012, a short form of which is of record in Deed Book 396, Page 738, in the Office of the Ohio County Clerk.

Deed from Billy Dale Geary, Jr. to Armstrong Coal Company, Inc. dated July 21, 2012 and of record in Deed Book 395, Page 504, in the Office of the Ohio County Clerk.

Deed from Gerald Wayne Powers and Linda Powers to Western Land Company, LLC dated March 11, 2013, of record in Deed Book 399, Page 83, in the Office of the Ohio County Clerk.

Surface and Coal Mining Lease from George W. Lewis Jr., Shannon Lewis, Barbara Robison, Roy D. Bratcher, William D. Carter, Sharon K. Carter-Smith, Jenscinna A. Carter and Charles E. Carter to Armstrong Coal Company, Inc. dated March 1, 2013, a short form of which is of record in Deed Book 400, Page 117, in the Office of the Ohio County Clerk.

Deed from George Kerrick and Carol Kerrick to Armstrong Coal Company, Inc. dated March 18, 2013, of record in Deed Book 399, Page 440, in the Office of the Ohio County Clerk.

Deed from Henry D. Hunsaker and Marilyn M. Hunsaker, husband and wife, to Armstrong Coal Company, Inc. dated April 4, 2013, of record in Deed Book 399, Page 507 in the Office of the Ohio County Clerk.

Coal Mining Lease from Geneva G. Fulkerson and her husband Lonnie R. Fulkerson; Jim V. Maddox and his wife Carolyn R. Maddox; and Sherry Ann Maddox Taylor and her husband Feb I. Taylor to Armstrong Coal Company, Inc. dated April 25, 2013, a short form of which is of record in Deed Book 400, Page 11, in the Office of the Ohio County Clerk.

Schedule 6.1.2

Subsidiaries, Jurisdiction of Formation and Ownership

I.	Subsidiaries of Borrower

1. Armstrong Energy Holdings, Inc., a Delaware corporation (100% ownership of common stock)

2. Armstrong Air, LLC, a Delaware limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

3. Armstrong Coal Company, Inc., a Delaware corporation (100% of common stock held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

4. Armstrong Logistics Services, LLC, a Kentucky limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

5. Western Diamond LLC, a Nevada limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

6. Western Land Company, LLC, a Kentucky limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

Excluded Subsidiaries not listed above: Armstrong Fabricators, Inc. and Elk Creek GP, LLC

II.	Jurisdiction and Ownership of Borrower and Subsidiaries

Loan Party	Jurisdiction	Type of Interest	Ownership	Options, etc.

Armstrong Air, LLC	Delaware	M	Armstrong Energy Holdings, Inc. – 100%	None

Armstrong Coal Company, Inc.	Delaware	CS	Armstrong Energy Holdings, Inc. – 25,000
Armstrong Energy, Inc.	Delaware	CS

Yorktown Energy Partners VI, L.P. – 832,500

Yorktown Energy Partners VII, L.P. – 11,562,500

Yorktown Energy Partners VIII, L.P. – 6,012,500

Yorktown Energy Partners IX, L.P. – 2,775,000

J. Hord Armstrong, III – 129,701

Martin D. Wilson – 114,772

James H. Brandi – 161,875

Lucy B Trust – 39,313

Lorenzo and Danielle Wiseman – 37,000

Brim Family 2004 Trust – 37,000

Franklin W. Hobbs, IV – 34,688

John H. Stites, III – 37,023

Hutchinson Brothers, LLC – 78,394

J. Richard Gist – 18,500

None
Armstrong Energy Holdings, Inc.	Delaware	CS	Armstrong Energy, Inc. – 1,397,480	None
Armstrong Logistics Services, LLC	Kentucky	M	Armstrong Energy Holdings, Inc. – 100%	None
Western Diamond LLC	Nevada	M	Armstrong Energy Holdings, Inc. – 100%	None
Western Land Company, LLC	Kentucky	M	Armstrong Energy Holdings, Inc. – 100%	None

Key

M = Membership Interests

CS = Common Stock

September 19, 2013

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

One PNC Plaza

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Re:	$50,000,000 Revolving Credit Facility (“Loan”) pursuant to that certain Credit Agreement dated December 21, 2012 (the “Credit Agreement”) among the Lenders party thereto (the “Lenders”), PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), Stifel Nicolaus Weisel, as Joint Lead Arranger and Joint Bookrunner, Stifel Bank & Trust, as Syndication Agent, and Armstrong Energy, Inc., a Delaware corporation, as Borrower (the “Borrower”), as supplemented by Guarantor Joinder and Assumption Agreement dated as of even date herewith (the “Joinder Agreement”) by Armstrong Logistics Services, LLC, a Kentucky limited liability company (the “New Guarantor”)

Ladies & Gentlemen:

We have acted as counsel for the Loan Parties and the New Guarantor (collectively, the “Companies”) in connection with the preparation and execution of the Joinder Agreement and the transactions contemplated thereby and by the Credit Agreement. This opinion is being furnished to you at the request of the Loan Parties pursuant to Sections 6.1.22 and 8.2.9(iv) of the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement

In order to render this opinion (“Opinion”), we have examined the agreements and documents described in Schedule 1 to this Opinion (the “Joinder Documents”), all dated as of even date herewith, unless otherwise indicated. As used herein, unless the context otherwise requires, (i) “Commonwealth” means the Commonwealth of Kentucky, (ii) “Collateral” means any and all property collateral in which a lien or security interest has been granted by New Guarantor to the Administrative Agent pursuant to the Joinder Documents, (iii) “Real Property” means all Collateral that constitutes real property (including fixtures, to the extent the same constitute real property) under the laws of the Commonwealth, (iv) “UCC” means the Uniform Commercial Code as currently in effect in the Commonwealth, and (v) “UCC Collateral” means any or all Collateral in which a security interest can be granted and perfected under Article 9 of the UCC.

710 WEST MAIN STREET, 4TH FLOOR · LOUISVILLE, KENTUCKY 40202

TEL 502-416-1628 · FAX 502-855-4971

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

As counsel for the New Guarantor, we have also examined such corporate and organizational records of the New Guarantor, certificates and other documents and instruments and have researched such questions of law and examined the public records in such jurisdictions as we have considered necessary for the purpose of delivering this Opinion. As to various matters of fact material to our Opinion, we have relied upon company records furnished to us by the Companies, upon certificates of, as applicable, the manager or other official record-keeper of the New Guarantor, and upon certificates and telephone or facsimile updates thereof from various public officials.

Our opinions are limited to the laws of the Commonwealth and, solely with respect to the enforceability of the Joinder Documents, the laws of the State of New York, and no opinion is rendered with respect to the laws of any other jurisdiction.

Assumptions

For purposes of this Opinion, we have, with your permission, assumed, without independent investigation:

(a) that the documents submitted to us for review are accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(b) that each individual executing the Joinder Documents had sufficient legal capacity to execute such documents and perform their obligations thereunder;

(c) that the factual statements and information contained in each of the Joinder Documents and other documents executed by the Companies and delivered to the Administrative Agent and Lenders in connection with the Loan are accurate and complete, and the description or reference therein to the Collateral accurately describes or refers to all real and personal property described or referred to therein;

(d) that the Administrative Agent has obtained all necessary authorizations and approvals to execute and deliver the Joinder Documents; the execution and delivery of the Joinder Documents are proper undertakings on the part of the Administrative Agent and are within the scope of the enumerated powers of the Administrative Agent; and the Joinder Documents, and the transaction evidenced thereby, are valid, binding and enforceable against the Administrative Agent to the extent that such validity, binding effect and enforceability affects the opinions herein expressed;

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

(e) that each certificate issued by a government official concerning a person’s property or status is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete;

(f) that all terms and conditions of, or relating to, the transactions contemplated by the Joinder Documents are correctly and completely embodied in the Joinder Documents and there are no other agreements or understandings among the parties or usage of trade or course of prior dealing among the parties that would, in any case, define, supplement or qualify the terms of any of the Joinder Documents;

(g) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

(h) that all recording and filing fees are paid in connection with recording or filing of any documents mentioned herein;

(i) that the attorney preparer’s certificate and the notary acknowledgments in the Joinder Documents have been properly executed under the law of the jurisdiction where they were acknowledged;

(j) that the Companies hold requisite title and rights to the Collateral, including all real and personal property constituting a part thereof; and

(k) that none of the Collateral consists or will consist of commercial tort claims, consumer goods or timber to be cut, as such terms are defined in Article 9 of the UCC or items which are subject to a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the UCC for filing to perfect such security interest.

Opinions

Based on the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. The New Guarantor is duly organized and validly existing under the laws of the Commonwealth and has the requisite corporate, partnership or limited liability company power to own its properties, to conduct the business in which it is presently engaged and to enter into and perform its obligations under the Joinder Documents. The New Guarantor is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company in such other states where the failure to so qualify would have a material adverse effect on the Loan or on the New Guarantor or its properties or operations.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

2. All of the Joinder Documents to which the New Guarantor is a party have been duly authorized, executed and delivered by the New Guarantor and constitute the legal, valid and binding obligations of the New Guarantor, enforceable in accordance with their respective terms.

3. The execution, delivery or performance by the New Guarantor of the Joinder Documents and the consummation by it of the transactions contemplated thereby (a) will not violate any provision of the Organization Documents of the New Guarantor and (b) will not contravene any generally applicable provision of Commonwealth law applicable to the New Guarantor nor, to our knowledge, any order, writ, injunction or decree applicable to the New Guarantor. To our knowledge, neither the execution, delivery nor performance by the New Guarantor of the Joinder Documents to which it is a party nor the consummation by it of the transactions contemplated thereby will conflict or be inconsistent with, or result in any material breach of, constitute a default under, or result in the creation or imposition of or the obligation to create or impose, any lien (except pursuant to the Joinder Documents) upon any of the property or assets of the New Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the New Guarantor is a party or by which it or any of its properties or assets is bound or to which it may be subject.

4. With the exception of the recording or filing of the mortgages and financing statements noted on Schedule 1 hereof, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required of the New Guarantor in connection with (i) the execution, delivery and performance by the New Guarantor of any of the Joinder Documents, or (ii) the legality, validity, binding effect or enforceability of any of the Joinder Documents against the New Guarantor.

5. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the New Guarantor at law or in equity before any Official Body which individually or in the aggregate could reasonably be likely to result in any Material Adverse Change. To our knowledge, the New Guarantor is not in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be likely to result in any Material Adverse Change.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

6. The Security Agreement creates an enforceable security interest (the “Security Interest”) in the UCC Collateral in favor of the Administrative Agent. The due filing of the Financing Statement in the offices indicated on Schedule 1 hereof and the due filing of the As-Extracted Filing and As-Extracted Amendments in the offices indicated on Schedule 1 hereof will perfect the Administrative Agent’s Security Interest in the UCC Collateral described in the Financing Statement, As-Extracted Filing and As-Extracted Amendments in which a security interest may be perfected through the filing of financing statements under Article 9 of the UCC. Each of the As-Extracted Filing and the As-Extracted Amendments sufficiently provides the name of the New Guarantor for purposes of Section 9-503 of the UCC and contains a description of as-extracted collateral and of the real property to which such as-extracted collateral is related sufficient for purposes of Sections 9-504, 9-502(2) and 9-108 of the UCC.

7. The Mortgage and Mortgage Amendments are in proper form for recording, and upon due recordation of the Mortgage and Mortgage Amendments in the applicable recording offices noted on the face thereof, the Mortgage and Mortgage Amendments (together with the underlying mortgages) will constitute, as security for the Loan, a valid mortgage lien of record in favor of Administrative Agent on all of the New Guarantor’s right, title and interest in the Real Property described therein.

8. Each of the Mortgage and Mortgage Amendments (together with the underlying mortgages) is (a) in proper form to constitute a valid and effective “fixture filing,” as defined in the UCC, with respect to such of the Collateral as constitutes “fixtures,” as such term is defined in the UCC (“Fixtures”). The due recordation of the Mortgage and Mortgage Amendments in the applicable county clerk’s office is the only filing necessary to entitle the Administrative Agent to the rights and benefits of filing a “fixture filing” under Section 9-334 of the UCC with respect to the Fixtures. Each of the Mortgage and Mortgage Amendments sufficiently provides the name of the New Guarantor for purposes of Section 9-503 of the UCC and contains a description of the as-extracted collateral and of the real property to which such fixtures are related sufficient for purposes of Sections 9-504, 9-502(b) and 9-108 of the UCC.

9. The New Guarantor is not an investment company subject to registration or qualification under the Investment Company Act of 1940, as amended (the “1940 Act”), or a company controlled by a company required to register as such under the 1940 Act.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

Qualifications

The opinions set forth above are subject to the following qualifications and limitations:

A. The enforceability of the Joinder Documents may be subject to or limited by (a) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally and (b) general principles of equity, including a court’s power to redefine the nature of the relationship between the parties (regardless of whether such enforceability is considered in a proceeding in equity or at law). We express no opinion as to the availability of any equitable remedy, including specific performance.

B. Certain remedies contained in the Joinder Documents may be unenforceable under or limited by the laws or court decisions of the applicable jurisdiction, including, but not limited to, (i) provisions purporting to appoint the Administrative Agent as attorney-in-fact or agent for the New Guarantor, (ii) self-help provisions, waivers of constitutional rights, waivers of rights of redemption, disclaimers, exculpation clauses, severability provisions, liability limitations with respect to the third parties, releases of legal or equitable rights, discharges of defenses, liquidated damages, late fees, waiver of jury trial or provisions which purport to create remedies not available under applicable law, (iii) provisions which purport to shift evidentiary burdens of proof, (iv) any provisions purporting to modify rights to notice or service of process requirements of the laws of the applicable jurisdiction, including, but not limited to, confession of judgment provisions, (v) any purported assignment of any approval, license, permit, lease, agreement or right for which the specific consent of any other party or person affected thereby is required and has not been obtained, (vi) provisions that purport to preclude modification of the Joinder Documents through conduct, custom, or course of performance, action or dealing, (vii) provisions purporting to indemnify the Administrative Agent or the Lenders for losses and expenditures resulting from the negligence of the Administrative Agent or the Lenders or persons acting on their behalf, (viii) covenants to the extent that they can be construed to be independent clauses as distinguished from clauses which trigger events of default, (ix) provisions purporting to require the payment or reimbursement of fees, costs, expenses or other amounts which are unreasonable in nature or amount or purporting to provide indemnification against liability for actions taken beyond the scope of the Joinder Documents, (x) provisions permitting foreclosure of the liens of any mortgage by any method other than judicial foreclosure, and (xi) provisions purporting to waive any requirement of diligent performance or other care on the part of a secured party with respect to the recognition or preservation of any party’s rights to or interests in any property subject to the security interests granted under the Joinder Documents; however, none of the foregoing will, in our opinion, prevent the practical realization of the principal benefits of the security intended to be provided thereby, subject to the consequences of delay caused by the unenforceability of such provisions and subject to the qualifications set forth in “A” above.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

C. We offer no opinion regarding the enforceability of (i) any waiver of the New Guarantor’s rights to reduce the maximum amount secured under either KRS §382.385 (revolver) or §382.520 (future advances), or (ii) provisions making the exercise of such waiver an event of default.

D. The provisions of the Joinder Documents purporting to presently assign a lessor’s interest in leases, rents, income and profits may be ineffective to create a perfected lien upon such leases, rents, income and profits on the date the Joinder Documents are executed, as under Commonwealth law such lien remains inchoate and unperfected until a receiver is appointed pursuant to a judicial foreclosure or until such time as the Administrative Agent invokes the aid of a court of equity. Southern Trust Co. v. First City Bank & Trust Co., 82 S.W.2d 205 (1935) and Watts’ Adm’r v. Smith, 63 S.W.2d 796 (1933).

E. Whenever our opinion herein with respect to the existence or non-existence of facts is qualified by the phrase “to our knowledge” or any similar phrase implying a limitation on the basis of knowledge, it is intended to indicate that, during the course of our representation in connection with the transaction, no information has come to the attention of the lawyers within our firm who have devoted substantive attention to this matter (the “Primary Lawyer Group”) which would give us current actual knowledge of the existence or non-existence of such facts contrary to those opinions expressed herein and so qualified. No inquiry has been made of lawyers within this firm other than the Primary Lawyer Group, nor have other files of this firm been reviewed to determine the existence of facts which alone or following other inquiry would indicate that any of the foregoing opinions are incorrect. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge or information of the existence or absence of such facts should be drawn from our representation.

F. If any proceeds are actually received by the New Guarantor, preservation of the Administrative Agent’s security interest in proceeds, as against third parties, may be subject to the limitation on perfection of a continued security interest in co-mingled cash proceeds as set forth in Section 9-315 of the UCC.

G. Under Section 9-401 of the UCC, rights in the Collateral may be voluntarily or involuntarily transferred notwithstanding a provision prohibiting any transfer or under which the transfer constitutes a default.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

H. In the case of property which becomes part of the Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

I. We note that Commonwealth law requires that continuation statements must be filed as provided in the UCC not more than six months prior to the expiration of the five year period dating from the date of filing of a financing statement and not more than six months prior to the expiration of each subsequent five year period after the original filing in order to protect the perfection and priority of the security interest in any personal property. Additional filings with respect to any personal property described in any financing statement may also be necessary if the Borrower changes its name, the state of its organization or the location of the Collateral.

J. The security interests of the Lenders will cease to be perfected as to items of collateral consisting of goods purchased from the New Guarantor by a buyer in the ordinary course of business (Section 9-320 of the UCC) and as to collateral disposed of by the New Guarantor if such disposition is authorized by the Administrative Agent (Section 9-315 of the UCC), provided that the cessation of perfection with respect to such items of collateral shall not apply to the proceeds of the disposition, if any, which shall be governed as provided by the rules otherwise applicable to perfection of “proceeds” as set forth in the UCC.

K. Under certain circumstances described in Sections 9-320, 9-323 and 9-330 of the UCC, purchasers of Collateral may take the same free of a perfected security interest.

L. We express no opinion as to the compliance or non-compliance of any party to the Joinder Documents with legal requirements applicable by virtue of such party’s regulatory status or the conduct of such party’s business.

M. No opinion is expressed as to the applicability of any securities or “blue sky” laws or laws of the Commonwealth regulating financial institutions such as banks, savings and loan associations and federal savings banks.

N. We express no opinion with respect to (i) the Companies’ right in, or title to, any Collateral; (ii) the priority or, as except as expressly stated herein, the perfection of the liens, security interests or assignments created by the Joinder Documents, (iii) the adequacy of the description of the Real Property intended to be encumbered in connection with the Joinder Documents, and (iv) survey or zoning matters relating to the Real Property intended to be encumbered in connection with the Joinder Documents.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

O. In any action or proceeding in any court in the Commonwealth arising out of or relating to the Joinder Documents, while we believe that such court would (except for matters of procedure and remedies) recognize and give effect to the choice of law provisions of the Joinder Documents in which the parties agree that New York law shall govern, so long as it was not determined by any such court that (i) the choice of law had no reasonable basis with respect to, or substantial relationship to the transactions contemplated by, the Joinder Documents, or that (ii) the application of the law of a jurisdiction other than the Commonwealth would offend any public policy of the Commonwealth, we can give no assurances that such court would do so. In Paine v. La Quinta Motor Inns, Inc., 736 S.W.2d 355 (Ky. Ct. App. 1987), the Kentucky Court of Appeals ignored the parties’ choice of Texas law in applying Kentucky law to govern a real estate contract “where the property at the heart of the controversy is located in Kentucky, the sellers are in Kentucky . . . and the contract was apparently executed at least partly in Kentucky.” Id. at 357 (citing Harris Corporation v. Comair, 712 F.2d 1069 (6th Cir. 1983)). Despite its conclusion in Harris that Kentucky will apply its own laws when there are “significant contacts and no overwhelming interests to the contrary, even if the parties have voluntarily agreed to apply the law of a different state,” the U.S. Sixth Circuit Court of Appeals recently concluded that “in a standard commercial breach-of-contract case . . . the Kentucky courts would choose to adopt §187 of the Restatement as their analytical framework for addressing a contractual choice-of-law clause.” Wallace Hardware v. Abrams, 223 F.3d 382, 397 (6th Cir., 2000). The Kentucky Supreme Court has not recently ruled on this issue, and we point out that the Wallace Hardware decision is not binding on the Kentucky Supreme Court.

P. No opinion is rendered concerning the effect of the Mortgage or Mortgage Amendments to secure any future advance that is inconsistent with the maximum amounts set forth in the Mortgage or Mortgage Amendments or that is not advanced pursuant to the terms of the Joinder Documents.

Q. This opinion is provided to you as a legal opinion only and not as a guarantee or warranty of the matters discussed herein.

R. Our opinion is limited to the matters specifically addressed herein, and we express no opinion on, and no opinion is to be inferred or implied with respect to, any matter not specifically expressed herein. The opinions expressed herein are rendered as of the date hereof and we assume no obligation to update or supplement any fact or other matter which may hereafter come to our attention or any changes in applicable law which may hereafter occur.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

September 19, 2013

This Opinion is rendered solely for your benefit and may not be relied upon in any manner by any other party (other than your successors and assigns as Administrative Agent and the Lenders, any person that acquires participations in the Loans, and Buchanan Ingersoll & Rooney PC as counsel to the Administrative Agent), without our prior written consent.

Sincerely,

MILLER & WELLS, PLLC

/S/ MILLER & WELLS, PLLC

Schedule 1

to Opinion

(List of Joinder Documents)

1.	the Joinder Agreement;

2.	the Credit Agreement;

3.	the Continuing Agreement of Guaranty and Suretyship dated December 21, 2012 issued by the Guarantors party thereto (the “Guarantors”) to the Lenders and the Administrative Agent;

4.	the Regulated Substances Certificate and Indemnity Agreement dated December 21, 2012 among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

5.	the Intercompany Subordination Agreement dated December 21, 2012 among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

6.	the Patent, Trademark, and Copyright Security Agreement dated December 21, 2012 among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

7.	the Pledge Agreement dated December 21, 2012 among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

8.	the Security Agreement dated December 21, 2012 among the Borrower, the Guarantors, the Lenders, and the Administrative Agent;

9.	the Mortgage (the “Mortgage”) dated as of the date hereof entered into by the New Guarantor with respect to leased real property associated with the Caseyville Dock Lease in Union County, Kentucky (the “Caseyville Mortgaged Property”);

10.	the amendments to Mortgages (the “Mortgage Amendments”) entered into by Armstrong Coal Company, Inc., Western Diamond LLC, Western Land Company, LLC, and New Guarantor, as applicable, with respect to the following collateral pools (the “Original Mortgaged Properties”):

a.	Armstrong Dock (Ohio County);

b.	Big Run - East Fork (Kronos/Warden) - Lewis Creek - Midway (Part) (Ohio County);

c.	Equality Boot (Ohio County); and

d.	West Fork - Midway (Part) - Ben’s Lick - Central Grove - McHenry - Rockport (Part) - Ken Wye (Ohio County);

11.	the UCC Financing Statement naming the New Guarantor as debtor and Administrative Agent as secured party, intended for filing with the Office of the Secretary of State of Kentucky (“Financing Statement”);

12.	the UCC Financing Statement intended to be filed as an “as-extracted filing” against the New Guarantor in the Offices of the Clerk of Union County with respect to the Caseyville Mortgaged Property (“As-Extracted Filing”); and

13.	the amendments to UCC Financing Statements intended to be filed as amendments to “as-extracted filings” against Armstrong Coal Company, Inc., Western Diamond, LLC, Western Land Company, LLC, and New Guarantor in the Offices of the Clerk of Ohio County with respect to the Original Mortgaged Properties (“As-Extracted Amendments”).

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1.	The chief executive office of Armstrong Logistics Services, LLC (the “Debtor”) is located at: 407 Brown Road, Madisonville, KY 42131.

2.	The Debtor’s true and full name is as follows: Armstrong Logistics Services, LLC. The Debtor uses no trade names or fictitious names.

3.	The Debtor’s form of organization is as follows: limited liability company.

4.	The Debtor’s state of organization is as follows: Kentucky.

5.	The Debtor’s organization ID # (if any exists) is as follows: 0717537.

6.	All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

7. Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

8.	All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63106.

9.	All of the Debtor’s real property is located in the following counties:

Union County, Ohio County